SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 9, 2006
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY		10165
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code		(212) 986-0886
(Issuer’s telephone number)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

EXPLANATORY NOTE

Versadial, Inc. (the “Company” or “Registrant”), under its former name Carsunlimited.com, Inc., filed a Current Report on Form 8-K on August 11, 2006 (the “Original 8-K”) to report among other items the Company’s entry into and closing under an Agreement and Plan of Merger by and among Innopump, Inc. and certain shareholders of the Company. The Company previously filed Amendment No. 1 to the Original 8-K on October 13, 2006. The Company is filing this Amendment No. 2 on Form 8-K/A in order to amend and restate Item 9.01(c), as reported in the Original 8-K.

Item 9.01

(c)	Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger by and between the Registrant, Innopump, Inc. and certain shareholders of Innopump dated August 9, 2006, without Exhibits B and C thereto which the Registrant, upon request, shall furnish to the Commission.

3.1 *	Articles of Incorporation of Carsunlimited.com, Inc. as filed with the State of Nevada
4.1
Registration Rights Agreement by and among the Registrant and Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the “Investor”) dated as of August 9, 2006

4.2	Form of Convertible Note
4.3	Form of Warrant
23.1	Consent of Rothstein Kass & Company, Independent Auditors
99.2	Financial statements of Innopump for the years ended June 30, 2005 and 2004.
99.3	Financial statements for the nine months ended March 31, 2006 and 2005 (unaudited).
99.4	Unaudited pro forma condensed financial statements of Carsunlimited.com, Inc., as of and for the fiscal year ended June 30, 2005 and for the nine months ended March 31, 2006.

* Incorporated by reference to the Company’s Registration Statement filed on May 19, 2001 as Exhibit 3.1, Amendment filed with the Company’s report on Form 8-K filed on August 2, 2006 as Exhibit 3.2 and Amendment filed with the Company’s report on Form 8-K filed on August 9, 2006 as Exhibits 3.1 (1) and (2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: June 23, 2007	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer